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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported)
                                  July 31, 2003


                          EasyLink Services Corporation
             (Exact name of registrant as specified in its charter)


           Delaware                      000-26371                13-3787073
           --------                      ---------                ----------
(State or other jurisdiction of   (Commission File Number)     (I.R.S. Employer
        incorporation)                                       Identification No.)


                              33 Knightsbridge Road
                              Piscataway, NJ 08854
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (732) 652-3500


                                       N/A
           Former Name or Former Address, if Changed Since Last Report




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                              ITEM 5. OTHER EVENTS


Nasdaq Panel Determines to Continue Listing of EasyLink Stock

         EasyLink Services Corporation ("EasyLink" or the "Company") announced that a Nasdaq Listing Qualifications Panel has determined to continue the listing of EasyLink's common stock on the Nasdaq National Market. The Company had attended an oral hearing on July 31, 2003 to request continued listing on the Nasdaq National Market. The hearing was originally scheduled because the Company had failed to regain compliance with the $1 minimum bid price requirement contained in Marketplace Rule 4450(a)(5) by June 23, 2003. The Panel determined after the hearing, however, that the Company had demonstrated a closing bid price of at least $1 per share for the 15 consecutive business days ended August 1, 2003 and was otherwise in compliance with Nasdaq's requirements for continued listing. Accordingly, the Company is now in compliance with all of Nasdaq's continued listing requirements.

Legal Proceedings

         On July 31, 2003, the Company filed a complaint in a new action against AT&T Corp., PTEK Holdings, Inc. and PTEK's subsidiary Xpedite Systems, Inc. in the Superior Court of New Jersey - Law Division, Middlesex County (the "New Action"), and filed a notice of appeal with the Superior Court of New Jersey - Appellate Division relating to the decision of the Chancery Court to dismiss EasyLink's original action against AT&T and PTEK (the "Appeal"). The New Action, among other relief, seeks a declaratory judgment that the agreement between AT&T and PTEK violates contractual agreements between the Company and AT&T and that their agreement is void and seeks damages for breach of contract, breach of fiduciary duty, unfair competition, breach of confidentiality obligations and tortious interference.

         This matter arises out of the February 27, 2003 announcement by PTEK Holdings, Inc. ("PTEK"), one of the Company's principal competitors, that it had entered into an agreement with AT&T to purchase 1,423,980 shares of outstanding Class A common stock of the Company held by AT&T and a $10 million promissory note of the Company held by AT&T and related actions of AT&T, PTEK and Xpedite. In response to PTEK's announcement, the Company commenced on March 17, 2003 an action against AT&T, PTEK and Xpedite (the "Original Action"). The Original Action sought, among other things, to enjoin AT&T from selling the promissory note held by AT&T to PTEK, to compel AT&T to participate in the Company's current debt restructuring and to enjoin PTEK and Xpedite from contacting the Company's creditors and making false statements to the Company's customers and creditors regarding the Company and its financial position. AT&T Corp. and PTEK filed a motion to dismiss EasyLink's complaint in the Original Action or, alternatively, to transfer the action to the Law Division. On June 26, 2003, the Court dismissed the claims made in EasyLink's Original Action, but indicated that EasyLink may file a new complaint as part of a new action. Accordingly, the Company has filed the New Action and the Appeal in order to pursue its rights and remedies.

         No assurance can be given as to the outcome of this matter.



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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  August 5, 2003

                                            EASYLINK SERVICES CORPORATION


                                            By: /s/Thomas Murawski
                                                --------------------------------
                                            Thomas Murawski, Chief Executive
                                            Officer and President